ALPHEGA INNOVATIONS CORP.

CERTIFICATIONS PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Luis Carlos Ung, certify that:

1.  I have reviewed this amended Quarterly Report on Form 10-Q/A for the period ending August 31, 2026, of Alphega Innovations Corp.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  October 22, 2026

/s/ Luis Carlos Ung

Luis Carlos Ung

Chief Executive Officer and Interim Chief Financial Officer

(Principal Executive, Financial and Accounting Officer)